EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

iPass Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-107315, 333-118295, 333-130064, and 333-131879) on Form S-8 of iPass Inc. of our report dated March 15, 2010, with respect to the consolidated balance sheets of iPass Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of iPass Inc.

Our report on the consolidated financial statements refers to changes in the accounting for tax uncertainties in 2007, resulting from the adoption of a new accounting pronouncement.

/s/ KPMG LLP

Mountain View, California

March 15, 2010